UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

________________________________________
SEI INVESTMENTS COMPANY
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2020 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF CHANGE IN LOCATION

May 14, 2020

Dear Shareholder:

As previously announced, the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of SEI Investments Company (the “Company”) will be held on June 3, 2020, at 9 a.m., Eastern Time.

In light of the COVID-19 pandemic and continuing concerns regarding public health relating to travel and in person gatherings, NOTICE IS HEREBY GIVEN that the Annual Meeting location and format has been changed. The Annual Meeting will be held in a virtual-only format. Shareholders will not be able to attend the Annual Meeting in person.

Shareholders at the close of business on the record date of March 27, 2020, may attend, vote and participate at the Annual Meeting. The items of business are the same as set forth in the meeting notice previously mailed or made available. Shareholders who have already voted their shares do not need to vote them again because of this announcement.

To be admitted to the Annual Meeting, shareholders should log in at
http://www.virtualshareholdermeeting.com/SEIC2020 beginning at 8:45 a.m. Eastern time on June 3, 2020 and enter the 16-digit voting control number included in the proxy materials, on the proxy card, or in the instructions included with the proxy materials dated April 23, 2020. It is recommended that shareholders afford themselves ample time to complete the log-in process in advance of the commencement of the Annual Meeting at 9 a.m. Eastern time. If any log-in difficulties are encountered, shareholders may call the technical support number on the log-in page. Rules of Conduct for the Annual Meeting will be posted at www.proxyvote.com before the Annual Meeting commences.

Whether or not shareholders plan to attend the virtual-only Annual Meeting, SEI urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

By Order of the Board of Directors,

William M. Doran, Secretary

Company Contact:
Leslie Wojcik
SEI
+1 610-676-4191
lwojcik@seic.com
Pages:        2

FOR IMMEDIATE RELEASE

SEI 2020 Annual Meeting of Shareholders
to be Held in Virtual-only Format

OAKS, Pa., May 14, 2020 - SEI Investments Company (NASDAQ:SEIC) today announced that in light of the COVID-19 pandemic and continuing concerns regarding public health relating to travel and in-person gatherings, its 2020 annual meeting of shareholders (the “Annual Meeting”) will be held in a virtual-only format. The Annual Meeting will be held on June 3, 2020, at 9 a.m., Eastern time, as previously disclosed. Shareholders will not be able to attend the Annual Meeting in person.

Shareholders at the close of business on the record date of March 27, 2020, may attend, vote and participate at the Annual Meeting. The items of business are the same as set forth in the meeting notice previously mailed or made available. Shareholders who have already voted their shares do not need to vote them again because of this announcement.

To be admitted to the Annual Meeting, shareholders should log in at
http://www.virtualshareholdermeeting.com/SEIC2020 beginning at 8:45 a.m. Eastern time on June 3, 2020 and enter the 16-digit voting control number included in the proxy materials, on the proxy card, or in the instructions included with the proxy materials dated April 23, 2020. It is recommended that shareholders afford themselves ample time to complete the log-in process in advance of the commencement of the Annual Meeting at 9 a.m. Eastern time. If any log-in difficulties are encountered, shareholders may call the technical support number on the log-in page. Rules of Conduct for the Annual Meeting will be posted at www.proxyvote.com before the Annual Meeting commences.

Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the Annual Meeting.

Whether or not shareholders plan to attend the virtual-only Annual Meeting, SEI urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

About SEI
After 50 years in business, SEI (NASDAQ:SEIC) remains a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of March 31, 2020, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers $920 billion in hedge, private equity, mutual fund and pooled or separately managed assets, including $283 billion in assets under management and $632 billion in client assets under administration. For more information, visit seic.com.

###